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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CVF TECHNOLOGIES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                          CVF TECHNOLOGIES CORPORATION
                               916 CENTER STREET
                            LEWISTON, NEW YORK 14092

                                   NOTICE OF
                       1999 ANNUAL STOCKHOLDERS' MEETING

To the Stockholders:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting"), of CVF Technologies Corporation (the "Company"), will be held at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York (immediately north of Route I-290), at 2:00 p.m., New York time, on July 22, 1999 for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 14, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Robert Nally
                                            Secretary

Date:  June 30, 1999

     STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                   June 30, 1999

                          CVF TECHNOLOGIES CORPORATION
                               916 CENTER STREET
                            LEWISTON, NEW YORK 14092

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 22, 1999

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of CVF Technologies Corporation (the "Company"), to be held on July 22, 1999 at 2:00 p.m., New York time, at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York (immediately north of Route I-290). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is enclosed with this Proxy Statement and Form of Proxy. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, 916 Center Street, Lewiston, New York 14092. This Proxy Statement and Form of Proxy will be first sent to stockholders on or about July 6, 1999.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     THE ENCLOSED PROXY FOR THE MEETING IS BEING SOLICITED BY THE DIRECTORS OF THE COMPANY. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and Company employees (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, $0.001 par value per share, of the Company ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on June 14, 1999. On such date there were 6,723,228 Shares outstanding, entitled to one vote each.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of June 14, 1999, the approximate number of Shares beneficially owned by each person known by the Company to be the beneficial owner of more than 5% of the Shares, and the name and shareholdings of each executive officer and director, and all executive officers and directors as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                  NAME AND ADDRESS                           AMOUNT              PERCENT
                 OF BENEFICIAL OWNER                   BENEFICIALLY OWNED        OF CLASS
                 -------------------                   ------------------        --------
Jeffrey Dreben (1)...................................        608,524                8.0%
916 Center Street
Lewiston, New York 14092

Robert Nally (1).....................................        609,524                8.0%
189 Mary Street
Waterloo, Ontario N2J 1S1

George Khouri (2)....................................         75,000                1.0%
421 Field Point Road
Greenwich, Connecticut 06830

Robert Glazier (3)...................................         50,000                0.6%
916 Center Street
Lewiston, New York 14092

Lawrence Casse (4)...................................         20,000                 --
916 Center Street
Lewiston, New York 14092

Robert L. Miller.....................................              0                 --
5112 East River Road
Grand Island, New York 14072

Brant Investments Limited............................      1,235,731               15.0%
c/o Royal Trust Company -- Pension Dept.
Royal Trust Tower, 7th Floor
77 King Street West
Toronto, Ontario M5W 1P9

Prudential Insurance Company of America..............        610,750                8.0%
751 Broad Street
Newark, New Jersey 07102

The Mutual Life Assurance Company of Canada..........        359,200                5.0%
227 King Street South
Waterloo, Ontario N2J 4C5

                  NAME AND ADDRESS                           AMOUNT              PERCENT
                 OF BENEFICIAL OWNER                   BENEFICIALLY OWNED        OF CLASS
                 -------------------                   ------------------        --------
BCE Inc..............................................        339,200                5.0%
c/o BCE Ventures
1000 Rue de la Gauchetiere West, Suite 3600
Montreal, Quebec H3B 4X7

Directors and Officers as a Group (6 persons)........      1,363,048               16.9%

---------------

(1) Each of Messrs. Dreben and Nally owns 207,880 Shares underlying a warrant (the "Warrant") exercisable by Canadian Venture Founders Management Limited, of which Messrs. Dreben and Nally each owns 21.8%. The wives of Mr. Dreben and Mr. Nally are the registered holders of their husbands' interests in Canadian Venture Founders Management Limited. Accordingly, Mr. Dreben and Mr. Nally expressly disclaim beneficial ownership of the 207,880 Shares underlying the Warrant. Messrs. Dreben and Nally also each hold 100,000 options to acquire Shares at an option price of $3.25 per share and 100,000 options to acquire Shares at an option price of $2.88 per share. Also includes with respect to Mr. Dreben 200,644 Shares owned by Mr. Dreben's wife as to which Mr. Dreben disclaims beneficial ownership and, with respect to Mr. Nally, 201,644 Shares owned by Mr. Nally's wife as to which Mr. Nally disclaims beneficial ownership.

(2) Includes 45,000 options to acquire Shares at an option price of $3.25 per share and an additional 30,000 options to acquire Shares at an option price of $2.88 per share.

(3) Includes 20,000 options to acquire Shares at an option price of $3.25 per share and an additional 30,000 options to acquire Shares at an option price of $2.88 per share.

(4) Includes 20,000 options to acquire Shares at an exercise price of $3.25 per share held by an executive officer.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors has nominated four candidates for election at the Meeting. If a quorum is present, those nominees receiving a plurality of the votes cast at the Meeting will be elected as directors. A "plurality" means that the nominees who receive the greatest number of votes at the Meeting are elected as directors. Any Shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted to determine a plurality. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected directors at the 1998 Annual Meeting of Stockholders.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

                                                       PRINCIPAL OCCUPATION AND BUSINESS
          NAME AND POSITION            AGE             EXPERIENCE FOR PAST FIVE YEARS(1)
          -----------------            ---             ---------------------------------
Jeffrey I. Dreben                      54     Director, Chairman, President and Chief Executive
                                              Officer of the Company since 1995; Director, Vice
                                              President and Treasurer of CVF Management from 1989
                                              to 1995.

Robert Glazier                         50     Director of the Company since 1998; President and
                                              Chief Executive Officer of Donatech Corporation
                                              (computer software consulting company) since 1986.

Robert Nally                           51     Director and Consultant to the Company since 1995;
                                              Treasurer and Secretary of the Company since 1997;
                                              Chief Operating Officer and Chief Technology Officer
                                              since January 1, 1999; Chairman of RDM Corporation
                                              (technologies for check processing and electronic
                                              commerce solutions) since 1995; Vice President and
                                              Secretary of CVF Management from 1989 to 1995.

George Khouri                          52     Director and Special Consultant to the Company since
                                              1997; Managing Director -- Capital Markets for
                                              Nomura Securities International Inc. from 1995 to
                                              1997; Vice President of Trigon Group (an investment
                                              banking boutique) from 1992 to 1995.

---------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     No members of the Board of Directors, except Mr. Nally, serve on the Boards of Directors or the Boards of Trustees of any other publicly-held companies. Mr. Nally serves on the Board of Directors of Virtek Vision International Inc. and RDM Corporation, both of which are publicly-held Canadian corporations.

COMMITTEES AND MEETING DATA

     During the year ended December 31, 1998, the full Board of Directors met on three occasions. Each director attended all of the meetings of the Board. The Company has a standing Audit Committee consisting of Messrs. Dreben and Glazier which met on one occasion during the year ended December 31, 1998. The function of the Audit Committee is to recommend to the Board of Directors the firm of independent public accountants to audit the Company's financial statements each fiscal year, review with the independent auditor the general scope of this service, review the nature and extent of the nonaudit services to be performed by the independent auditors, and consult with management on the activities of the Company's independent auditors and the Company's system of internal control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the Securities and Exchange Commission within the first 10 days of the month following any purchase or sale of Shares. During 1998, none of the officers and directors of the Company, to the knowledge of the Company, were late in filing a report under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers.

                                                       PRINCIPAL OCCUPATION AND BUSINESS
          NAME AND POSITION            AGE               EXPERIENCE FOR PAST FIVE YEARS
          -----------------            ---             ---------------------------------
Jeffrey Dreben                         54     See table under "Nominees."
  Chairman, President and Chief
  Executive Officer

Robert Nally                           51     See table under "Nominees."
  Chief Operating Officer and Chief
  Technology Officer, Treasurer and
  Secretary

Robert L. Miller                       48     Chief Financial Officer since May 1999; Vice
  Chief Financial Officer                     President of Finance/Controller of U.S. Appraisal,
                                              Inc. from March 1998 to April 1999; Vice
                                              President/Controller of Pratt & Lambert United, Inc.
                                              from 1985 to 1996.

Lawrence Casse                         42     Consultant to Company since March 1997; President of
  Vice President                              Resonance Capital Corporation from 1993 to 1997.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1998, 1997 and 1996, the amount of the compensation paid by the Company to its Chief Executive Officer and all other executive officers whose cash compensation during the year ended December 31, 1998 exceeded $100,000 (the "Named Officers").

                                                  ANNUAL COMPENSATION
                                                ------------------------           OTHER
        NAME AND POSITION           YEAR         SALARY          BONUS          COMPENSATION
        -----------------           ----        --------        --------        ------------
Jeffrey Dreben                      1998        $200,000        $ 20,000                --
  Chairman, President and           1997         200,000         500,000(1)       $638,863(1)
  Chief Executive Officer           1996         102,765              --                --

Robert Nally                        1998        $133,571(2)     $ 13,492(2)             --
  Chief Operating Officer and       1997         140,000         500,000(1)       $622,952(1)
  Chief Technology Officer,         1996          80,543              --                --
  Treasurer and Secretary

---------------

(1) During 1997, the Company repurchased 601,932 of its Shares for an aggregate consideration of $10 from a corporation owned by officers of the Company. The Company simultaneously issued to these officers options to purchase an equal number of Shares for $0.05 per Share. The Company recorded no expense effect on this exchange. During 1997, the options were exercised at a time when the quoted market price of the Shares was $3.00 per Share. On this sequence of transactions the Company recorded a $727,163 tax benefit as an increase in additional paid in capital. Bonuses were paid to these officers as compensation for the related personal tax liabilities. The total net after tax cash disbursement cost to the Company for these bonuses was approximately $250,000. Bonuses of this nature are not expected to reoccur in the future.

(2) Paid in Canadian currency but translated in the table to U.S. currency based on the exchange rate of Canadian $1.00 = U.S. $.6746.

     Option Grants and Exercises. The following table sets forth grants of stock options to acquire Shares with respect to the Named Officers during the year ended December 31, 1998.

                                                             INDIVIDUAL GRANTS
                                     -----------------------------------------------------------------
                                      NUMBER OF          % OF TOTAL
                                      SECURITIES        OPTIONS/SARS
                                      UNDERLYING         GRANTED TO        EXERCISE OR
                                     OPTIONS/SARS        EMPLOYEES         BASE PRICE       EXPIRATION
               NAME                  GRANTED (#)       IN FISCAL YEAR        ($/SH)            DATE
               ----                  ------------      --------------      -----------      ----------
Jeffrey Dreben                         100,000              31.0%             $3.25         9/16/2003

Robert Nally                           100,000              31.0%             $3.25         9/16/2003

     Option Exercises and Year End Values. The following table shows the options which were outstanding for the Named Officers during the year ended December 31, 1998. No options were exercised by the Named Officers during the year ended December 31, 1998.

   AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                           NUMBER OF
                                                                           SECURITIES          VALUE OF
                                                                           UNDERLYING        UNEXERCISED
                                                                          UNEXERCISED        IN-THE-MONEY
                                                                          OPTIONS/SARS       OPTIONS/SARS
                                                 SHARES                  AT FY-END (#)      AT FY-END ($)
                                                ACQUIRED      VALUE       EXERCISABLE/       EXERCISABLE/
                    NAME                       ON EXERCISE   REALIZED    UNEXERCISABLE      UNEXERCISABLE
                    ----                       -----------   --------   ----------------   ----------------
Jeffrey Dreben                                     -0-         $-0-        100,000/0          $50,000/0
  Chairman, President and Chief Executive
     Officer

Robert Nally                                       -0-         $-0-        100,000/0          $50,000/0
  Chief Operating Officer and Chief
     Technology Officer, Treasurer and
     Secretary

     Director's Fees. The Company does not currently pay any additional fees to the directors who are also officers of or consultants to the Company. Mr. Khouri became a consultant to the Company in June 1997 and is paid $10,500 per month in director and consulting fees. See "Certain Transactions and Relationships." Robert Glazier, appointed a director in January 1998, is entitled to receive $750 per Board of Directors meeting attended in person and $375 per telephonic board meeting in which he participates.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Transactions with CVF, Inc. Pursuant to a stock purchase agreement dated February 5, 1997, the Company repurchased 601,932 Shares from CVF, Inc. for an aggregate purchase price of $10.00. The shareholders of CVF, Inc. at that time included Messrs. Dreben and Nally, current directors and nominees for directors of the Company. Also on February 5, 1997, the Company issued options to purchase an aggregate of 601,932 Shares for $.05 per Share to Messrs. Dreben, Nally and a former director. The transactions of February 5, 1997 were structured to be a like-kind exchange with no effect on earnings. On May 30, 1997, these options were exercised.

     Service Agreement with D and N Consulting Corporation. The Company entered into a Service Agreement dated February 10, 1997 with D and N Consulting Corporation ("D and N"), identical to the agreement the Company formerly had with CVF, Inc., the predecessor to D and N. The terms of the agreement provide for D and N to deliver a variety of administrative, managerial and clerical services to the Company and for the Company to pay D and N a service fee based on an annual budget prepared by D and N and approved by the Board of Directors of the Company. No fees have been charged under this agreement to date. Messrs. Dreben and Nally are each officers and 50% shareholders of D and N.

     Consulting Arrangement with Mr. Khouri. Pursuant to an Independent Consultant Agreement, for the months of April and May 1997, Mr. Khouri, a director of the Company, provided the Company with consulting services, as well as services as a director, in exchange for which Mr. Khouri received consulting fees of $750 per day and director fees of $1,000 per month. Effective June 1, 1997 the Company reached a new agreement with Mr. Khouri pursuant to which Mr. Khouri provides the Company with consulting services and reports directly to the President of the Company in exchange for which Mr. Khouri receives $10,500 per month and no additional fees as a director for a one-year term which is renewable if mutually agreed to by the parties. This consulting agreement may be terminated by either party upon 90 days notice of the intent to so terminate. Upon termination, Mr. Khouri will resign as a director. Through the first year, Mr. Khouri automatically received options to purchase 45,000 Shares, one quarter of which (options to purchase 11,250 Shares) vested every three-month period effective June 1, 1997 and all of such options have an exercise price of $5.00 per Share. All of these options have now vested.

     Consulting Arrangement with Mr. Nally. The Company has an oral understanding with Mr. Nally, a director and an officer of the Company, pursuant to which Mr. Nally provides the Company with certain consulting services, particularly with respect to technology management, in exchange for which Mr. Nally receives compensation as determined by the Board of Directors. The parties intend to execute a written agreement to the same effect. In 1998, Mr. Nally received $198,000 for his services as a consultant to the Company.

     Transaction with RDM Corporation. In December 1997, the Company purchased 1,428,572 special warrants in RDM Corporation for a total purchase price of $659,400 (US). The special warrants were exercised in June 1998 and were exchanged for 1,428,572 common shares (approximately 16% of the outstanding shares) of RDM. In March and April 1998, the Company purchased 69,500 common shares of RDM in the open market at an aggregate purchase price of approximately $64,500 (Cdn). In September 1998, the Company purchased 270,000 common shares and a warrant to purchase an additional 270,000 common shares of RDM for an aggregate purchase price of $310,500 (Cdn), such warrant having an exercise price of $1.15 or $1.32 (Cdn) per share depending on when exercised. RDM is a Canadian corporation which develops and supplies technologies for check processing and electronic commerce solutions. Mr. Nally, an officer, director and nominee for director of the Company, has been Chairman of RDM since 1995 and beneficially owns 1,735,874 common shares (approximately 19.5% of the outstanding shares) of RDM.

                                 PROPOSAL NO. 2
                                 OTHER MATTERS

     So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented at the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                            INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP, has audited the financial statements of the Company since 1997. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting must deliver a proposal so it is received at the Company's offices no later than the close of business on February 1, 2000 in order to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Robert Nally
                                            Secretary
Lewiston, New York
June 30, 1999

                          CVF TECHNOLOGIES CORPORATION                     PROXY
                               916 Center Street
                            Lewiston, New York 14092

                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jeffrey Dreben and Robert Nally, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of CVF Technologies Corporation (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT THE BUFFALO MARRIOTT HOTEL, 1340 MILLERSPORT HIGHWAY, AMHERST, NEW YORK ON JULY 22, 1999, AT 2:00 P.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below:

1. ELECTION OF DIRECTORS
   [ ] FOR ALL NOMINEES LISTED BELOW                   [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary below)            to vote for all nominees listed below

              INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list below:

        Jeffrey Dreben; Robert Glazier; Robert Nally; and George Khouri.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 2 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                          Dated: , 1999

                                          PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                          ON STOCK CERTIFICATE(S). A corporation
                                          is requested to sign its name by its
                                          President or other authorized officer,
                                          with the office held so designated. A
                                          partnership should sign in the
                                          partnership name by an authorized
                                          person. Executors, administrators,
                                          trustees, guardians and corporate
                                          officers are requested to indicate the
                                          capacity in which they are signing.
                                          JOINT TENANTS SHOULD BOTH SIGN.

                                          --------------------------------------

                                          --------------------------------------
                                              (Signature of Stockholder(s))

     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.